EXHIBIT 99.1

The Company uses Adjusted EBITDA, Comparable Operating Performance and Operating Performance to facilitate operating performance comparisons from period to period.  Adjusted EBITDA, Comparable Operating Performance and Operating Performance are supplemental measures of the Company’s performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDA, Comparable Operating Performance and Operating Performance are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as alternatives to net cash provided by operating activities or any other measures of the Company’s liquidity.  Adjusted EBITDA means net income before net income (loss) from discontinued operations; provision for income taxes; minority interest and other expense, net; interest (income) expense, net; and depreciation and amortization expense; as well as adding back interest and net investment income.  The Company views its total interest and investment income as an integral part of its business model and earnings stream.  .  “Comparable Operating Performance” is calculated by adding back to Adjusted EBITDA non-cash option and restricted stock expense and non-cash effects on Adjusted EBITDA attributable to the application of purchase accounting in connection with the Merger(1).  “Operating Performance” is calculated by adding back to Comparable Operating Performance restructuring charges and merger related expenses and a management fee paid to Clayton, Dubilier & Rice, Inc. (“CD&R”).

The Company believes Adjusted EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest income and expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance.  The Company uses Comparable Operating Performance as a supplemental measure to assess the Company’s performance because it excludes non-cash option and restricted stock expense and non-cash effects on Adjusted EBITDA attributable to the application of purchase accounting in connection with the Merger.  The Company uses Operating Performance as a supplemental measure to assess the Company’s performance because it excludes restructuring charges and a management fee paid to CD&R. The Company presents Comparable Operating Performance and Operating Performance because it believes that they are useful for investors to analyze disclosures of the Company’s operating results on the same basis as that used by the Company’s management.

Adjusted EBITDA, Comparable Operating Performance and Operating Performance are not necessarily comparable to other similarly titled financial measures of other companies due to the potential inconsistencies in the method of calculation.

Adjusted EBITDA, Comparable Operating Performance and Operating Performance have limitations as analytical tools, and should not be considered in isolation or as substitutes for analyzing the Company’s results as reported under GAAP. Some of these limitations are:

(1)                      On March 18, 2007, ServiceMaster entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ServiceMaster Global Holdings, Inc. (formerly CDRSVM Topco, Inc.) (“Holdings”) and CDRSVM Acquisition Co., Inc., an indirect wholly owned subsidiary of Holdings (“Acquisition Co.”).  The Merger Agreement provided that, upon the terms and subject to the conditions set forth in the Merger Agreement, Acquisition Co. would merge with and into ServiceMaster, with ServiceMaster as the surviving corporation (the “Merger”).

On July 24, 2007, the Merger was completed, and each issued and outstanding share of ServiceMaster common stock, other than shares held by ServiceMaster or Holdings or their subsidiaries and shares held by stockholders who validly perfected their appraisal rights under Delaware law, was converted into the right to receive $15.625 in cash.  Each share of ServiceMaster common stock owned by ServiceMaster, Holdings or Acquisition Co. or any of their respective direct or indirect wholly-owned subsidiaries was cancelled and retired, and no consideration was paid in exchange for it.

Immediately following the completion of the Merger, all of the outstanding capital stock of Holdings, the ultimate parent company of ServiceMaster, was owned by investment funds sponsored by, or affiliated with, Clayton, Dubilier & Rice, Inc., Citigroup Private Equity L.P., BAS Capital Funding Corporation and J.P. Morgan Ventures Corporation.

Although ServiceMaster continued as the same legal entity after the Merger, the financial information in this Form 8-K is presented for two periods, Predecessor and Successor, which relate to the period preceding the Merger and succeeding the Merger, respectively.

•                  Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect changes in, or cash requirements for, the Company’s working capital needs;

•                  Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect the Company’s interest expense, or the cash requirements necessary to service interest or principal payments on the Company’s debt;

•                  Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect the Company’s tax expense or the cash requirements to pay the Company’s taxes;

•                  Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•                  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect any cash requirements for such replacements; and

•                  Other companies in the Company’s industries may calculate Adjusted EBITDA, Comparable Operating Performance and Operating Performance differently, limiting their usefulness as comparative measures.

Operating revenues and Operating Performance by operating segment are as follows:

	Successor	Predecessor
(In thousands)	Three Months Ended June 30, 2008	Three Months Ended June 30, 2007
Operating Revenue:
TruGreen LawnCare	$377,296	$375,548
TruGreen LandCare	83,877	112,298
Terminix	311,774	311,328
American Home Shield	167,570	156,040
Other Operations and Headquarters	56,788	53,523
Total Operating Revenue	$997,305	$1,008,737

Operating Performance:
TruGreen LawnCare	$75,371	$76,630
TruGreen LandCare	557	(699)
Terminix	73,513	67,485
American Home Shield	36,867	37,032
Other Operations and Headquarters	3,474	(1,090)
Total Operating Performance	$189,782	$179,358

	Successor	Predecessor
(In thousands)	Six Months Ended June 30, 2008	Six Months Ended June 30, 2007
Operating Revenue:
TruGreen LawnCare	$511,738	$508,220
TruGreen LandCare	162,529	215,240
Terminix	573,422	573,500
American Home Shield	272,988	281,227
Other Operations and Headquarters	108,859	104,045
Total Operating Revenue	$1,629,536	$1,682,232

Operating Performance:
TruGreen LawnCare	$68,915	$68,877
TruGreen LandCare	4,833	785
Terminix	129,069	116,828
American Home Shield	42,651	52,743
Other Operations and Headquarters	9,364	(1,298)
Total Operating Performance	$254,832	$237,935

The following tables present reconciliations of operating income (loss), to Adjusted EBITDA, Comparable Operating Performance and Operating Performance for the periods presented.

					Other
					Operations
	TruGreen	TruGreen		American	and
(In thousands)	LawnCare	LandCare	Terminix	Home Shield	Headquarters	Total

Successor Three Months Ended June 30, 2008

Operating income (loss)	$55,913	$(2,693)	$59,682	$9,401	$(8,124)	$114,179
Depreciation and amortization expense	19,402	2,789	14,879	12,759	5,532	55,361
EBITDA before adding back interest and net investment income	75,315	96	74,561	22,160	(2,592)	169,540
Interest and net investment income (1)	—	—	—	3,539	625	4,164
Adjusted EBITDA	75,315	96	74,561	25,699	(1,967)	173,704
Non-cash option and restricted stock expense	—	—	—	—	1,737	1,737
Non-cash charges (credits) attributable to purchase accounting (2)	21	(162)	(1,048)	10,720	—	9,531
Comparable Operating Performance	75,336	(66)	73,513	36,419	(230)	184,972
Restructuring charges and merger related expenses (3)	35	623	—	448	3,204	4,310
Management fee (4)	—	—	—	—	500	500
Operating Performance	$75,371	$557	$73,513	$36,867	$3,474	$189,782

Memo: Items excluded from Operating Performance
Operating Performance of InStar	$—	$—	$—	$—	$133	$133
Operating Performance of all other discontinued operations	—	—	—	—	1,633	1,633
Operating Performance of businesses held pending sale and discontinued operations (5)	$—	$—	$—	$—	$1,766	$1,766

Predecessor Three Months Ended June 30, 2007

Operating income (loss)	$72,813	$(2,126)	$62,589	$20,278	$(19,522)	$134,032
Depreciation and amortization expense	3,817	1,427	4,896	1,633	2,878	14,651
EBITDA before adding back interest and net investment income	76,630	(699)	67,485	21,911	(16,644)	148,683
Interest and net investment income (1)	—	—	—	15,121	2,997	18,118
Adjusted EBITDA	76,630	(699)	67,485	37,032	(13,647)	166,801
Non-cash option and restricted stock expense	—	—	—	—	1,503	1,503
Non-cash charges attributable to purchase accounting (2)	—	—	—	—	—	—
Comparable Operating Performance	76,630	(699)	67,485	37,032	(12,144)	168,304
Restructuring charges and merger related expenses (3)	—	—	—	—	11,054	11,054
Management fee (4)	—	—	—	—	—	—
Operating Performance	$76,630	$(699)	$67,485	$37,032	$(1,090)	$179,358

Memo: Items excluded from Operating Performance
Operating Performance of InStar	$—	$—	$—	$—	$(2,288)	$(2,288)
Operating Performance of all other discontinued operations	—	—	—	—	528	528
Operating Performance of businesses held pending sale and discontinued operations (5)	$—	$—	$—	$—	$(1,760)	$(1,760)

The following tables present reconciliations of operating income (loss), the most directly comparable financial measure under GAAP, to Adjusted EBITDA, Comparable Operating Performance and Operating Performance for the periods presented.

					Other
					Operations
	TruGreen	TruGreen		American	and
(In thousands)	LawnCare	LandCare	Terminix	Home Shield	Headquarters	Total

Successor Six Months Ended June 30, 2008

Operating income (loss)	$21,854	$(602)	$102,895	$(8,291)	$(11,979)	$103,877
Depreciation and amortization expense	46,711	5,558	29,891	25,442	10,991	118,593
EBITDA before adding back interest and net investment income	68,565	4,956	132,786	17,151	(988)	222,470
Interest and net investment income (1)	—	—	—	(962)	(919)	(1,881)
Adjusted EBITDA	68,565	4,956	132,786	16,189	(1,907)	220,589
Non-cash option and restricted stock expense	—	—	—	—	3,401	3,401
Non-cash charges (credits) attributable to purchase accounting (2)	34	(325)	(3,774)	26,014	208	22,157
Comparable Operating Performance	68,599	4,631	129,012	42,203	1,702	246,147
Restructuring charges and merger related expenses (3)	316	202	57	448	6,662	7,685
Management fee (4)	—	—	—	—	1,000	1,000
Operating Performance	$68,915	$4,833	$129,069	$42,651	$9,364	$254,832

Memo: Items excluded from Operating Performance
Operating Performance of InStar	$—	$—	$—	$—	$(843)	$(843)
Operating Performance of all other discontinued operations	—	—	—	—	1,472	1,472
Operating Performance of businesses held pending sale and discontinued operations (5)	$—	$—	$—	$—	$629	$629

Predecessor Six Months Ended June 30, 2007

Operating income (loss)	$61,220	$(2,060)	$107,360	$27,299	$(34,725)	$159,094
Depreciation and amortization expense	7,657	2,845	9,468	3,261	5,716	28,947
EBITDA before adding back interest and net investment income	68,877	785	116,828	30,560	(29,009)	188,041
Interest and net investment income (1)	—	—	—	22,183	4,001	26,184
Adjusted EBITDA	68,877	785	116,828	52,743	(25,008)	214,225
Non-cash option and restricted stock expense	—	—	—	—	3,058	3,058
Non-cash charges attributable to purchase accounting (2)	—	—	—	—	—	—
Comparable Operating Performance	68,877	785	116,828	52,743	(21,950)	217,283
Restructuring charges and merger related expenses (3)	—	—	—	—	20,652	20,652
Management fee (4)	—	—	—	—	—	—
Operating Performance	$68,877	$785	$116,828	$52,743	$(1,298)	$237,935

Memo: Items excluded from Operating Performance
Operating Performance of InStar	$—	$—	$—	$—	$(3,601)	$(3,601)
Operating Performance of all other discontinued operations	—	—	—	—	402	402
Operating Performance of businesses held pending sale and discontinued operations (5)	$—	$—	$—	$—	$(3,199)	$(3,199)

(1)                      Interest and net investment income is primarily comprised of investment income and realized gains/losses on our American Home Shield (“AHS”) segment investment portfolio.  Cash, short-term and long-term marketable securities associated with regulatory requirements in connection with AHS and for other purposes totaled approximately $358 million as of June 30, 2008.  AHS interest and investment income (loss) was $3.5 million and $15.1 million for the three months ended June 30, 2008 and June 30, 2007, respectively, and ($1.0) million and $22.2 million for the six months ended June 30, 2008 and June 30, 2007, respectively.  The balance of interest and investment income primarily relates to (i) a portion of the earnings generated by ServiceMaster Acceptance Company Limited Partnership (“SMAC”), our financing subsidiary exclusively dedicated to providing financing to our franchisees and retail customers of our operating units; (ii) investment income from our employee deferred compensation trust (for which there is a corresponding and offsetting increase in compensation expense within operating income); and (iii) interest income on other cash balances.

(2)                      The Merger was accounted for using purchase accounting.  This item represents the aggregate, non-cash adjustments (other than amortization and depreciation) attributable to the application of purchase accounting.

(3)                      Includes (i) severance costs and costs related to the consolidation of our corporate headquarters in Memphis, Tennessee, including the closing of our office in Downers Grove, Illinois, (ii) costs to exit leases and severance payments related to organizational changes within the TruGreen LandCare and American Home Shield operations and (iii) merger related expenses resulting from the Merger.  Substantially all of the restructuring charges and the merger related expenses are included in the Comparable Operating Performance of the Other Operations and Headquarters segment.

(4)                      Represents the elimination of the management fee payable to CD&R.

(5)                      The following table presents reconciliations of operating income (loss) of businesses held pending sale and discontinued operations, the most directly comparable financial measure under GAAP, to Adjusted EBITDA, Comparable Operating Performance and Operating Performance for the periods presented.

	Successor	Predecessor
	Three	Three
	Months Ended	Months Ended
(In thousands)	June 30, 2008	June 30, 2007

Operating income(loss)	$1,766	$(2,704)
Depreciation and amortization expense	—	944
EBITDA before adding back interest and net investment income	1,766	(1,760)
Interest and net investment income	—	—
Adjusted EBITDA	1,766	(1,760)
Non-cash option and restricted stock expense	—	—
Non-cash charges attributable to purchase accounting	—	—
Comparable Operating Performance	$1,766	$(1,760)
Restructuring charges and merger related expenses	—	—
Management fee	—	—
Operating Performance of businesses held pending sale and discontinued operations	$1,766	$(1,760)

	Successor	Predecessor
	Six	Six
	Months Ended	Months Ended
(In thousands)	June 30, 2008	June 30, 2007

Operating income(loss)	$629	$(5,177)
Depreciation and amortization expense	—	1,978
EBITDA before adding back interest and net investment income	629	(3,199)
Interest and net investment income	—	—
Adjusted EBITDA	629	(3,199)
Non-cash option and restricted stock expense	—	—
Non-cash charges attributable to purchase accounting	—	—
Comparable Operating Performance	$629	$(3,199)
Restructuring charges and merger related expenses	—	—
Management fee	—	—
Operating Performance of businesses held pending sale and discontinued operations	$629	$(3,199)

Information Regarding Forward-Looking Statements

This report includes forward-looking statements and cautionary statements. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “should,” “would,” “could,” “seek,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this report and include, without limitation, statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth strategies, the industries in which we operate, customer retention, employee retention, communications improvements, the continuation of tuck-in acquisitions, our plans and ability to make cash interest payments on our debt, restructurings and reorganizations, including Fast Forward, and cost savings from such restructurings and reorganizations, and any expected charges or savings.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual outcomes and performances, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the industries in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this report. In addition, even if our results of operations, financial condition and liquidity, and the development of the industries in which we operate are consistent with the forward-looking statements contained in this report, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors, including the risks and uncertainties discussed in Item 1A—Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2007, could cause actual results and outcomes to differ materially from those in the forward-looking statements. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation:

•                  the effects of our substantial indebtedness and the limitations contained in the agreements governing such indebtedness;

•                  our ability to generate the significant amount of cash needed to service our debt obligations;

•                  our ability to secure sources of financing to allow for the leasing of our fleet of commercial vehicles;

•                  increases in interest rates;

•                  weather conditions and seasonality factors that affect the demand for our services;

•                  changes in the source and intensity of competition in our markets;

•                  higher commodity prices and lack of availability, including fuel and fertilizer;

•                  increases in operating costs, such as higher insurance premiums, self-insurance costs and health care;

•                  employee retention, labor shortages or increases in compensation and benefits;

•                  the risk that the benefits from the Merger or Fast Forward may not be fully realized or may take longer to realize than expected;

•                  changes or continued softness in general economic conditions in the United States, especially as they may affect home resales, consumer confidence or spending levels including as a result of inflation, unemployment, interest rate fluctuations, mortgage foreclosures or subprime credit dislocations;

•                changes in the type or mix of our service offerings or products;

•                governmental regulation and the enforcement thereof, including telemarketing, potential direct mail or other marketing restrictions, the Termite Inspection Protection Plan and legal restrictions or bans on pesticides and fertilizers;

•                the success of our current restructuring initiatives, including the implementation of Centers of Excellence;

•                the number, type, outcomes and costs of legal or administrative proceedings;

•                possible labor organizing activities at the Company or its franchisees;

•                risks inherent in acquisitions and dispositions;

•                the timing and structuring of our business process outsourcing and risks associated with such outsourcing; and

•                other factors described from time to time in documents that we file with the Securities and Exchange Commission.

You should read this report completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this report are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this report, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, changes in future operating results over time or otherwise.

Comparisons of results for current and any prior periods are not intended to express any future trends, or indications of future, performance, unless expressed as such, and should only be viewed as historical data.